UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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POSITIVEID CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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POSITIVEID CORPORATION
1690 South Congress Avenue, Suite 200
Delray Beach, Florida 33445

Supplement to Proxy Statement
for the Annual Meeting of Stockholders
to be Held May 31, 2012

Dear Stockholder:

This letter supplements our proxy statement dated May 9, 2012 furnished to our stockholders of record at the close of business on April 9, 2012 in connection with our 2012 Annual Meeting of Stockholders, which will be held on May 31, 2012. The purpose of this supplement is to inform you about additional developments relating to a possible offering described in proposal three of our proxy statement relating to an increase in our authorized shares of common stock.

On May 15, 2012, our board of directors approved the filing of an amended registration statement on Form S-1 (File No. 333-180645) relating to a possible offering to certain investors of up to $2,500,000 in senior convertible notes and warrants to purchase common stock.  On May 18, 2012, we filed the amended registration statement with the Securities and Exchange Commission covering the registration of the notes and warrants.  We may have the ability sell up to an additional $1,500,000 of the same notes and warrants to the investors once there is no more than $1,000,000 in original notes outstanding and subject to meeting certain conditions.  The number of shares we are required to issue upon conversion or exercise of the notes and warrants varies based on our stock price.  The description above does not purport to summarize the terms and conditions of the potential offering and is qualified in its entirety by the description set forth in the registration statement.  If you desire to review additional information with respect to such potential offering, we urge you to review the form of securities purchase agreement, form of note and form of warrant which have been filed as exhibits to the registration statement.   As of the date of this supplement, no investors have entered into definitive documentation with respect to such offering, and each such exhibit is subject to the additional review and comment by such future investors.  Depending on the number of shares of our common stock that we issue pursuant to this offering, it could have a significant dilutive effect on our stockholders, and if our stock price were to decline, the dilution to our existing stockholders will become significantly larger.

We are not able to offer the securities covered by the amended registration statement until stockholder approval of proposal three is obtained.  Our board of directors believes that this financing will give the company the capital it needs to execute its business plan and continues to recommend that the stockholders approve the increase in our authorized shares of common stock.  There are many conditions to the offering of the notes and warrants, and we cannot assure you that we will be able to consummate such offering.

It is anticipated that this supplement will be mailed on or about May 21, 2012 to all stockholders entitled to vote at the 2012 annual meeting. If you have already delivered a properly executed proxy and do not wish to change your vote, there is no need to take any additional action.  You have the right to revoke your proxy with respect to proposal three any time prior to the annual meeting.

This supplement shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

By Order of the Board of Directors,
William J. Caragol
Chief Executive Officer
Dated: May 18, 2012